Exhibit 99.1

VBI Vaccines Announces PreHevbrio™ is Now Available in the United States for the Prevention of Hepatitis B in Adults

-	PreHevbrio™ [Hepatitis B Vaccine (Recombinant)] is the only approved 3-antigen hepatitis B vaccine for adults in the U.S.
-	FDA approval of PreHevbrio received in November 2021
-	PreHevbrio added to ACIP list of recommended adult HBV vaccines in February 2022
-	Wholesale Acquisition Cost (WAC) set at $64.75/dose

CAMBRIDGE, M.A. – March 29, 2022 – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today announced that PreHevbrio™ [Hepatitis B Vaccine (Recombinant)] is now available in the United States for the prevention of infection caused by all known subtypes of hepatitis B virus (HBV) in adults age 18 years and older. PreHevbrio was approved by the U.S. Food and Drug Administration (FDA) on November 30, 2021, and is the only approved 3-antigen HBV vaccine for adults.

“We are proud to announce the U.S. availability of PreHevbrio, a significant milestone in our effort to be part of the fight against hepatitis B,” said Jeff Baxter, VBI’s President and CEO. “This launch coincides with the swell of momentum following the ACIP’s November 2021 unanimous vote to move to a universal HBV vaccination recommendation for all adults age 19-59, and its February 2022 decision to include PreHevbrio in its list of recommended adult HBV vaccines. With new guidelines and new tools, U.S. healthcare providers have more support than ever to increase vaccination rates and protect more of their adult patients against HBV.”

VBI is working with a network of wholesalers, distributors, group purchasing organizations, and federal accounts to enable broad access to PreHevbrio, and the Company expects to further build out this network in the coming weeks. The Wholesale Acquisition Cost (WAC) for PreHevbrio has been set at $64.75 per dose. For information on the list of current distrubtors, please request to speak with a VBI Vaccine Specialist (at www.prehevbrio.com) or email distribution-us@vbivaccines.com.

In July 2021, the American Medical Association established a unique Current Procedural Terminology (CPT) code for a 3-antigen (S, Pre-S1, Pre-S2) Hepatitis B (HBV) vaccine. This is the code PreHevbrio will be reported under and it differentiates PreHevbrio from other approved single-antigen HBV vaccines. Many insurance plans and institutions also require recommendation from the Centers for Disease Control and Prevention’s (CDC) Advisory Committee on Immunization Practices (ACIP) in order to provide reimbursement coverage. Following the February 2022 ACIP meeting, PreHevbrio was added to the list of ACIP-recommended products for prophylactic adult vaccination against HBV infection without the need for a formal vote. Additionally, VBI, in partnership with Syneos Health, has now deployed a field team of nearly 80 individuals devoted to PreHevbrio, including more than 50 vaccine sales specialists.

U.S. Indication

PreHevbrio is indicated for prevention of infection caused by all known subtypes of hepatitis B virus. PreHevbrio is approved for use in adults 18 years of age and older.

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U.S. Important Safety Information (ISI)

Do not administer PreHevbrio to individuals with a history of severe allergic reaction (e.g. anaphylaxis) after a previous dose of any hepatitis B vaccine or to any component of PreHevbrio.

Appropriate medical treatment and supervision must be available to manage possible anaphylactic reactions following administration of PreHevbrio.

Immunocompromised persons, including those on immunosuppressant therapy, may have a diminished immune response to PreHevbrio.

PreHevbrio may not prevent hepatitis B infection, which has a long incubation period, in individuals who have an unrecognized hepatitis B infection at the time of vaccine administration.

The most common side effects (> 10%) in adults age 18-44, adults age 45-64, and adults age 65+ were pain and tenderness at the injection site, myalgia, fatigue, and headache.

There is a pregnancy exposure registry that monitors pregnancy outcomes in women who received PreHevbrio during pregnancy. Women who receive PreHevbrio during pregnancy are encouraged to contact 1-888-421-8808 (toll-free).

To report SUSPECTED ADVERSE REACTIONS, contact VBI Vaccines at 1-888-421-8808 (toll-free) or VAERS at 1-800-822-7967 or www.vaers.hhs.gov.

Please see Full Prescribing Information.

About Hepatitis B

Hepatitis B is one of the world’s most significant infectious disease threats with more than 290 million people infected globally. HBV infection is the leading cause of liver disease and, with current treatments, it is very difficult to cure, with many patients going on to develop liver cancers. An estimated 900,000 people die each year from complications of chronic HBV such as liver decompensation, cirrhosis, and hepatocellular carcinoma.

About PreHevbrio™

VBI’s vaccine candidate is the only 3-antigen hepatitis B vaccine, comprised of the S, pre-S1, and pre-S2 surface antigens of the hepatitis B virus, and is approved for use in the United States under the name PreHevbrio™ [Hepatitis B Vaccine (Recombinant)], and in Israel under the name Sci-B-Vac®. This vaccine candidate is not yet approved in Canada or Europe, where the regulatory submissions are still under review.

To learn more about PreHevbrio visit: www.prehevbrio.com.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

For more information, visit www.vbivaccines.com.

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Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the ongoing COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to successfully manufacture and commercialize PreHevbrio; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of pipeline candidates and the commercialization of PreHevbrio; the ability to obtain appropriate or necessary regulatory approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 7, 2022, and filed with the Canadian security authorities at sedar.com on March 7, 2022, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com

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